                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )


     Filed by the Registrant /x/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /x/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                        Chesapeake Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /x/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                         CHESAPEAKE ENERGY CORPORATION
                           6100 NORTH WESTERN AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73118
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 13, 1996
                             ---------------------

TO OUR SHAREHOLDERS:

     The 1996 Annual Meeting of Shareholders of Chesapeake Energy Corporation, a Delaware corporation (the "Company"), will be held at the St. Regis Hotel, 2 East 55th Street, Versailles Suite, New York, New York, on Friday, December 13, 1996, at 10:00 a.m., local time, for the following purposes:

     1.   To elect two directors for terms expiring in 1999;


     2. To consider and act upon a proposal for the Company to change its state of incorporation from Delaware to Oklahoma, which proposal includes the following actions



        - the Company will be merged with and into Chesapeake Oklahoma Corporation, the Company's wholly-owned subsidiary,



        - the authorized capital stock of the Company will be increased to 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, and



        - certain other changes will be made related to the reincorporation as described in the accompanying Proxy Statement;


     3.   To consider and act upon proposals to

        - amend the Company's 1992 Nonstatutory Stock Option Plan,

        - amend the Company's 1994 Stock Option Plan, and

        - adopt the Company's 1996 Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.


     Shareholders of record at the close of business on October 25, 1996 are entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at the Company's executive offices and at Depository Trust Company, Transfer Agent Drop, 55 Water Street, First Floor, Jeanette Park Entrance, New York, New York, during ordinary business hours, for a period of at least ten days prior to the meeting.


     The accompanying Proxy Statement contains information regarding the matters to be considered at the meeting. For reasons outlined therein, the Board of Directors recommends a vote "FOR" the matters being voted upon.

     YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ JANICE A. DOBBS
                                            Janice A. Dobbs
                                            Corporate Secretary

Oklahoma City, Oklahoma
November 6, 1996

                         CHESAPEAKE ENERGY CORPORATION

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 13, 1996

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chesapeake Energy Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournment of the Meeting.

     This Proxy Statement and accompanying form of proxy, along with the Company's Annual Report for its fiscal year ended June 30, 1996, are first being mailed to shareholders on November 6, 1996. Shareholders are referred to the Annual Report for financial information concerning the activities of the Company.

     The Board of Directors has established October 25, 1996 as the record date (the "Record Date") to determine shareholders entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, 30,128,321 shares of $.10 par value common stock of the Company ("Common Stock") were outstanding. Each share is entitled to one vote. The holders of a majority of the outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.

     Each proxy which is properly signed, dated and returned to the Company in time for the Meeting, and not revoked, will be voted in accordance with instructions contained therein. If no contrary instructions are given, proxies will be voted "FOR" the election of all nominees as directors and "FOR" approval of all proposals listed on the proxy. Proxies may be revoked at any time prior to their being exercised by delivering a written notice of revocation or a later dated proxy to the Corporate Secretary of the Company. In addition, a shareholder present at the Meeting may revoke his or her proxy and vote in person.


     Election of each director nominee will be by plurality vote. The affirmative vote of holders of a majority of the Company's outstanding Common Stock will be required for approval of (i) the merger of the Company with and into Chesapeake Oklahoma Corporation, the wholly-owned subsidiary of the Company (the "Merger") pursuant to the terms set forth in the Certificate of Ownership and Merger attached hereto as Exhibit "A"; (ii) the amendment of the Company's 1992 Nonstatutory Stock Option Plan; (iii) the amendment of the Company's 1994 Stock Option Plan; and (iv) the adoption of the Company's 1996 Stock Option Plan. The Company's Corporate Secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting. It is the Company's policy (i) to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Meeting;
(ii) to treat abstentions as shares represented at the Meeting and voting against a proposal and to disregard broker non-votes in determining results on proposals requiring a majority vote; and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes.


     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, or by telephone, telegraph, facsimile transmission or other means of communication. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

     All share information included herein has been adjusted to reflect the two-for-one stock split effected in December 1994 and the three-for-two stock splits effected in December 1995 and in June 1996.

                             ELECTION OF DIRECTORS


     Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has fixed the number of directors at seven. The Company's Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The Board of Directors has nominated Aubrey K. McClendon and Shannon T. Self for re-election as directors for terms expiring at the 1999 Annual Meeting of Shareholders, and in each case, until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees are presently directors of the Company whose terms expire at the Meeting. Other directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 1997 or 1998 Annual Meeting of Shareholders, as the case may be.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the two nominees. The Board of Directors expects that each nominee will be available for election but, in the event that the nominees are not so available, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS


     The following information is furnished for each person who is nominated for re-election as a director or who is continuing to serve as a director of the Company after the Meeting.



NOMINEES FOR RE-ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 1999


     Aubrey K. McClendon, age 37, has served as Chairman of the Board, Chief Executive Officer and director of the Company since its inception. From 1982 to 1989, Mr. McClendon was an independent producer of oil and gas in affiliation with Tom L. Ward, the Company's President and Chief Operating Officer. Mr. McClendon is a member of the Board of Visitors of the Fuqua School of Business at Duke University, an Executive Committee member of the Texas Independent Producers and Royalty Owners Association, a director of Oklahoma Independent Petroleum Association, and a director of the Louisiana Independent Oil and Gas Association. Mr. McClendon is a 1981 graduate of Duke University.

     Shannon T. Self, age 40, was an advisory director of the Company from June 1992 to February 1993 when he became a director. He is a shareholder of Self, Giddens & Lees, Inc., Attorneys at Law, in Oklahoma City, Oklahoma, which he co-founded in 1991. Mr. Self was an associate and shareholder in the law firm of Hastie and Kirschner, Oklahoma City, from 1984 to 1991 and was employed by Arthur Young & Co. from 1979 to 1980. Mr. Self is a Certified Public Accountant. He graduated from the University of Oklahoma in 1979 and from Northwestern University Law School in 1984.

DIRECTORS WHOSE TERMS EXPIRE IN 1997


     Breene M. Kerr, age 67, was an advisory director of the Company from June 1992 to February 1993 when he became a director. In 1969, he founded Kerr Consolidated, Inc. and remains Chairman and President of this private company with investments in the oil and gas and trucking industries. Additionally, in 1969, Mr. Kerr co-founded the Resource Analysis and Management Group and remained its senior partner until 1982. From 1967 to 1969, he was Vice President of Kerr-McGee Chemical Corporation. From 1951 through 1967, Mr. Kerr worked for Kerr-McGee Corporation as a geologist and land manager. Mr. Kerr has served as Chairman of the Investment Committee for the Massachusetts Institute of Technology and is a life member of the Corporation (Board of Trustees) of that university. He served as a director of Kerr-McGee Corporation from 1957 to 1981. Mr. Kerr currently is a trustee and serves on the Investment Committee of the Brookings Institute in Washington, D.C., and has been an associate director since 1987 of Aven Gas & Oil, Inc., an oil and gas property management company located in Oklahoma City. Mr. Kerr graduated in 1951 from the Massachusetts Institute of Technology.

     Walter C. Wilson, age 61, was an advisory director of the Company from June 1992 to February 1993 when he became a director. From 1963 to 1974 and from 1978 to the present, Mr. Wilson has been a general agent with Massachusetts Mutual Life Insurance Company, and currently serves as President of Massachusetts Mutual Life Insurance Agency of Texas, Inc. From 1974 to 1978, Mr. Wilson was Senior Vice President of Massachusetts Mutual Life Insurance Company. Mr. Wilson is a member of the Board of Trustees of Springfield College in Springfield, Massachusetts, and is a director of Earth Satellite Corporation, a satellite remote sensing company in Rockville, Maryland, and National Compensation Plans, Inc., a Houston, Texas company which designs deferred compensation and retirement plans. Mr. Wilson graduated in 1958 from Dartmouth College.

DIRECTORS WHOSE TERMS EXPIRE IN 1998

     Tom L. Ward, age 37, has served as President, Chief Operating Officer, and a director of the Company since its inception. From 1982 to 1989, Mr. Ward was an independent producer of oil and gas in affiliation with Aubrey K. McClendon, the Company's Chairman and Chief Executive Officer. Mr. Ward graduated from the University of Oklahoma in 1981.

     E. F. Heizer, Jr., age 67, was an advisory director of the Company from June 1992 to February 1993 when he became a director. From 1985 to the present, Mr. Heizer has been a private venture capitalist. He founded Heizer Corp., an American Stock Exchange-listed business development company, in 1969 and served as Chairman and Chief Executive Officer from 1969 until 1986, when Heizer Corporation was reorganized into a number of public and private companies. Mr. Heizer was assistant treasurer of the Allstate Insurance Company from 1962 to 1969. He was employed by Booz, Allen and Hamilton from 1958 to 1962, Kidder, Peabody & Co. from 1956 to 1958, and Arthur Andersen & Co. from 1954 to 1956. He serves on the advisory board of the Kellogg School of Management at Northwestern University and the Executive Committee of Yale Law School. Mr. Heizer is a director of two other public companies, Amdahl Corporation, a manufacturer of computers based in Santa Clara, California, and Material Science Corporation, Elk Grove, Illinois, which is engaged in coating technology, as well as numerous private companies. Mr. Heizer graduated in 1951 from Northwestern University and from Yale University Law School in 1954.


     Frederick B. Whittemore, age 65, was an advisory director of the Company from June 1992 to February 1993 when he became a director. Mr. Whittemore has been an advisory director of Morgan Stanley & Co. since 1989 and was a managing director of Morgan Stanley & Co. from 1970 to 1989. He was Vice-Chairman of the American Stock Exchange from 1982 to 1984. Mr. Whittemore was a partner with Morgan Stanley & Co. from 1967 to 1970 and an associate from 1958 to 1967. Mr. Whittemore is a director of Integon Corporation, an insurance company listed on the New York Stock Exchange, Partner Reinsurance Company, Ltd., and Southern Pacific Petroleum Corporation, an Australian oil and gas company. Mr. Whittemore graduated in 1953 from Dartmouth College and from the Amos Tuck School of Business Administration in 1954.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held four meetings during the Company's fiscal year ended June 30, 1996, took action by written consent one time, and held two meetings by telephone conference. The Board of Directors has standing compensation, stock option and audit committees. It does not have a standing nominating committee.

     The duties of the Compensation Committee are described under "Executive Compensation -- Compensation Committee Report." Messrs. McClendon, Ward, Heizer and Whittemore serve on the Compensation Committee. The Compensation Committee held two meetings during the fiscal year ended June 30, 1996.

     The Stock Option Committee, comprised of Messrs. McClendon and Ward, administers the Company's two 1992 stock option plans. Messrs. McClendon and Ward also serve on the Regular Stock Option

Committee of the 1994 Stock Option Plan (the "1994 Plan") with respect to non-director employee participants, and Messrs. Heizer, Self and Whittemore serve on the 1994 Plan's Special Stock Option Committee with respect to employee participants who are directors. Each committee for the 1994 Plan held two meetings during fiscal year 1996.


     The Audit Committee annually recommends the independent accountant to be appointed by the Board of Directors as auditor of the Company and its subsidiaries, and reviews the arrangements for and the results of the auditor's examination of the Company's books and records, internal accounting control procedures, and the activities and recommendations of the Company's internal auditors. It reports to the Board of Directors on Audit Committee activities and makes such investigations as it deems appropriate. Messrs. Kerr, Self and Wilson serve on the Audit Committee. The Audit Committee held two meeting during the fiscal year ended June 30, 1996.

     Each director attended all of the Board and committee meetings held while serving as a director or committee member during fiscal year 1996.

                         INFORMATION REGARDING OFFICERS

EXECUTIVE OFFICERS


     In addition to Messrs. McClendon and Ward, the following are also executive officers of the Company.


     Marcus C. Rowland, age 44, has served as Vice President -- Finance and Chief Financial Officer since 1993. From 1990 until his association with the Company, Mr. Rowland was Chief Operating Officer of Anglo-Suisse, L.P. assigned to the White Nights Russian Enterprise, a joint venture of Anglo-Suisse, L.P. and Phibro Energy Corporation, a major foreign operation which was granted the right to engage in oil and gas operations in Russia. Prior to his association with White Nights Russian Enterprise, Mr. Rowland owned and managed his own oil and gas company and prior to that was Chief Financial Officer of a private exploration company in Oklahoma City from 1981 to 1985. Mr. Rowland is a Certified Public Accountant and graduated from Wichita State University in 1975.

     Steven C. Dixon, age 38, served as Vice President -- Exploration from 1991 to 1995 and was appointed Senior Vice President-Operations in 1995. Mr. Dixon was a self-employed geological consultant in Wichita, Kansas, from 1983 through 1990. He was employed by Beren Corporation in Wichita, Kansas, from 1980 to 1983 as a geologist. Mr. Dixon graduated from the University of Kansas in 1980.


     J. Mark Lester, age 43, served as Vice President -- Exploration from 1989 to 1995 and was appointed Senior Vice President-Exploration in 1995. From 1986 to 1989, Mr. Lester was employed by Messrs. McClendon and Ward. He was employed by several independent oil companies in Oklahoma City from 1980 to 1986, and was employed by Union Oil Company of California from 1977 to 1980 as a geophysicist. Mr. Lester graduated from Purdue University in 1975 and in 1977.



     Henry J. Hood, age 36, has served as Vice President -- Land and Legal since 1995. Mr. Hood was retained as a consultant to the Company during the prior two years. He was associated with the Oklahoma City law firm of Watson & McKenzie from 1987 to 1992. From 1991 to 1992 Mr. Hood was of counsel with the Oklahoma City law firm of White, Coffey, Galt & Fite. Mr. Hood is a member of the Oklahoma and Texas Bar Associations. Mr. Hood graduated from Duke University in 1982 and from the University of Oklahoma College of Law in 1985.


     Ronald A. Lefaive, age 49, has served as Controller and Chief Accounting Officer since 1993. From 1991 until his association with the Company, Mr. Lefaive was Controller for Phibro Energy Production, Inc., an international exploration and production subsidiary of Phibro Energy, whose principal operations were located in Russia. From 1982 to 1991, Mr. Lefaive served as Assistant Controller, General Auditor and Manager of Management Information Systems at Conquest Exploration Company in Houston, Texas. Prior to joining Conquest, Mr. Lefaive held various financial staff and management positions with The Superior Oil Company from 1980 to 1982 and Shell Oil Company from 1975 to 1982. Mr. Lefaive is a Certified Public Accountant and graduated from the University of Houston in 1975.


     Martha A. Burger, age 43, has served as Treasurer since 1995 and as Human Resources Manager since 1996. From 1994 to 1995, she served in various accounting positions with the Company including Assistant Controller-Operations. From 1989 to 1993, Ms. Burger was employed by Hadson Corporation as Assistant Treasurer and from 1994 to 1995, served as Vice President and Controller of Hadson. Prior to joining Hadson Corporation, Ms. Burger was employed by Phoenix Resource Companies, Inc. as Assistant Treasurer and by Arthur Andersen & Co. Ms. Burger is a Certified Public Accountant and graduated from the University of Central Oklahoma in 1982 and from Oklahoma City University in 1992.


OTHER OFFICERS

     Thomas S. Price, Jr., age 44, has served as Vice President -- Corporate Development since 1992 and was a consultant to the Company during the prior two years. He was employed by Kerr-McGee Corporation, Oklahoma City, from 1988 to 1990 and by Flag-Redfern Oil Company in Oklahoma City from 1984 to 1988. Mr. Price graduated from the University of Central Oklahoma in 1983, from the University of Oklahoma in 1989, and from the American Graduate School of International Management in 1992.

     Tony S. Say, age 40, serves as President of Chesapeake Energy Marketing, Inc. From 1979 to 1986, Mr. Say was employed by Delhi Gas Pipeline Corporation. From 1986 to 1993, Mr. Say was President and Chief Executive Officer of Clinton Gas Transmission, Inc., a company he co-founded and later sold to a major utility in 1993. In 1993, Mr. Say co-founded Princeton Natural Gas Company which was purchased by Chesapeake Energy Corporation in 1995. Mr. Say is a member of the Natural Gas Society of Oklahoma and the Natural Gas Society of North Texas and graduated from the University of Oklahoma in 1979.

     Janice A. Dobbs, age 48, has served as Corporate Secretary and Compliance Manager since 1993. From 1975 until her association with the Company, Ms. Dobbs was the corporate/securities legal assistant with the law firm of Andrews Davis Legg Bixler Milsten & Price, Inc. in Oklahoma City. From 1973 to 1975 Ms. Dobbs was the Administrative Assistant to the President and General Counsel of Texas International Company, an oil and gas exploration and production company in Oklahoma City. Ms. Dobbs is a Certified Legal Assistant, an associate member of the American Bar Association, a member of the Society of Corporate Secretaries and the Society of Human Resources Management.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP

     The table below sets forth as of the Record Date (i) the name and address of each person known by management to own beneficially 5% or more of the Company's outstanding Common Stock, the number of shares beneficially owned by each such shareholder and the percentage of outstanding shares owned and (ii) the number and percentage of outstanding shares of Common Stock beneficially owned by each of the Company's nominees, directors and executive officers listed in the Summary Compensation Table below and by all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.


                                                                             COMMON STOCK
                                                                      ---------------------------
                                                                      NUMBER OF        PERCENT OF
                          BENEFICIAL OWNER                              SHARES           CLASS
--------------------------------------------------------------------  ----------       ----------
Tom L. Ward*+.......................................................   5,170,151(a)(b)     17%
  6100 North Western Avenue
  Oklahoma City, OK 73118

Aubrey K. McClendon*+...............................................   5,122,658(b)(c)     17%
  6100 North Western Avenue
  Oklahoma City, OK 73118

FMR Corp............................................................   3,452,725(d)        12%
  82 Devonshire Street
  Boston, MA 02109

Pilgrim Baxter & Associates.........................................   2,238,350(e)         7%
  1255 Drummers Lane
  Wayne, PA 19087-1590

Shannon T. Self*....................................................   1,405,187(f)         5%
  2725 Oklahoma Tower
  210 Park Avenue
  Oklahoma City, OK 73102

E .F. Heizer, Jr.*..................................................     523,450(g)         2%

Frederick B. Whittemore*............................................     430,750(g)         1%

Breene M. Kerr*.....................................................     190,000(h)         1%

Steven C. Dixon+....................................................     157,490(b)(i)      1%

Walter C. Wilson*...................................................     122,500(j)        **

Marcus C. Rowland+..................................................      93,419(b)(k)     **

J. Mark Lester+.....................................................      40,377(b)(l)     **

Ronald A. Lefaive+..................................................      10,923(b)(m)     **

Henry J. Hood+......................................................       8,898(b)(n)     **

All directors and executive officers as a group.....................  13,278,449(o)        42%


---------------

*     Director

+     Executive officer of the Company

**   Less than 1%


(a) Includes 923,430 shares held by TLW Investments, Inc., an Oklahoma corporation of which Mr. Ward is sole shareholder and chief executive officer, and 325,125 shares which may be acquired pursuant to currently exercisable stock options granted by the Company.

(b) Includes shares purchased on behalf of the executive officer in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (Tom
     L. Ward, 1,376 shares; Aubrey K. McClendon, 558 shares; Steven C. Dixon, 249 shares; Marcus C. Rowland, 277 shares; J. Mark Lester, 213 shares; Ronald A. Lefaive, 236 shares and Henry J. Hood, 236 shares).



(c) Includes 254,280 shares held by Chesapeake Investments, an Oklahoma limited partnership of which Mr. McClendon is sole general partner, and 325,125 shares which may be acquired pursuant to currently exercisable stock options granted by the Company.


(d) Ownership as of September 30, 1996, as reported in Schedule 13G filed October 10, 1996.

(e) Ownership as of October 22, 1996, as reported by an executive officer of Pilgrim Baxter & Associates.


(f) Includes 7,879 shares held by Pearson Street Limited Partnership, an Oklahoma limited partnership of which Mr. Self is a general partner and the remaining partners are members of Mr. Self's immediate family sharing the same household; 586,800 shares held by Mr. Self as trustee of the Aubrey K. McClendon Children's Trust, 599,550 shares held by Mr. Self as trustee of the Tom L. Ward Children's Trust and 210,958 shares which Mr. Self has the right to acquire pursuant to currently exercisable stock options granted by the Company.



(g) Includes 183,250 shares subject to currently exercisable stock options granted by the Company.



(h) Includes 10,000 shares subject to currently exercisable stock options granted by the Company.


(i) Includes 147,791 shares subject to currently exercisable stock options granted by the Company.


(j) Includes 122,500 shares subject to currently exercisable stock options granted by the Company.


(k) Includes 48,375 shares subject to currently exercisable stock options granted by the Company.

(l) Includes 37,914 shares subject to currently exercisable stock options granted by the Company.

(m) Includes 8,437 shares subject to currently exercisable stock options granted by the Company.

(n) Includes 7,875 shares subject to currently exercisable stock options granted by the Company.

(o)  Includes shares subject to options which are currently exercisable.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS


     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and subsequent changes with the Securities and Exchange Commission. Based only on a review of copies of such reports delivered to the Company by such persons, the Company believes that there were no violations of Section 16(a) by such persons for the fiscal year ended June 30, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the last three fiscal years the cash compensation of (i) the Company's chief executive officer and (ii) the six other most highly compensated executive officers whose total annual salary and bonus during fiscal 1996 exceeded $100,000:


                                              ANNUAL COMPENSATION                  SECURITIES
                                 ----------------------------------------------    UNDERLYING
                                                                     OTHER           OPTION             ALL
                                                                    ANNUAL          AWARDS(B)          OTHER
  NAME AND PRINCIPAL POSITION    YEAR     SALARY       BONUS    COMPENSATION(A)   (# OF SHARES)   COMPENSATION(C)
-------------------------------  ----    --------     -------   ---------------   -------------   ---------------
Aubrey K. McClendon              1996    $185,000     $40,000       $65,408          144,000          $ 8,295
  Chairman of the Board and      1995    $180,000     $65,400       $57,640          270,000          $ 4,620
  Chief Executive Officer        1994    $175,000     $20,000       $52,350          157,500          $ 4,620

Tom L. Ward                      1996    $185,000     $40,000       $66,850          144,000          $ 8,368
  President and                  1995    $180,000     $65,400       $57,340          270,000          $ 4,620
  Chief Operating Officer        1994    $175,000     $20,000       $47,580          157,500          $ 4,620

Marcus C. Rowland                1996    $165,000     $20,000           (d)           85,500          $11,333
  Vice President -- Finance      1995    $155,000     $45,400           (d)          162,000          $ 4,620
  and Chief Financial Officer    1994    $133,333     $20,000           (d)          303,750          $ 2,500

Steven C. Dixon(e)               1996    $125,000     $12,500           (d)           48,750          $ 9,870
  Senior Vice President --       1995    $112,500     $27,900           (d)           92,250          $ 3,510
  Operations                     1994    $101,500     $10,000           (d)           90,000          $ 2,208

Henry J. Hood(f)                 1996    $120,000     $12,000           (d)           25,500          $ 6,400
  Vice President -- Land         1995    $120,000(g)  $ 6,300           (d)           10,125               --
  and Legal

Ronald A. Lefaive(e)             1996    $118,833     $ 7,500           (d)           25,500          $ 8,603
  Controller                     1995    $111,167     $12,900           (d)           19,125          $ 2,977
                                 1994    $ 94,833     $ 1,000           (d)            9,000          $ 1,750

J. Mark Lester(e)                1996    $110,000     $11,000           (d)           32,250          $ 7,635
  Senior Vice President --       1995    $105,000     $14,800           (d)           40,500          $ 2,063
  Exploration                    1994    $101,500     $ 7,500           (d)           69,750          $ 2,396


---------------

(a) Represents the cost of personal benefits provided by the Company, including for fiscal 1996 personal accounting support ($44,608 for Mr. McClendon and $44,650 for Mr. Ward), personal vehicle ($18,000 each) and country club membership dues ($2,800 for Mr. McClendon and $4,200 for Mr. Ward).

(b) No awards of restricted stock or payments under long-term incentive plans were made by the Company to any of the named executives in any period covered by the table.


(c) Represents Company matching contributions to the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan.


(d) Other annual compensation did not exceed the lesser of $50,000 or 10% of the executive officers salary and bonus during the year.

(e) Designated an executive officer by the Board of Directors in fiscal 1996.

(f) Mr. Hood became an employee of the Company in 1995 and was designated an executive officer by the Board of Directors in fiscal 1996.


(g) Includes $60,000 received by Mr. Hood as consulting fees prior to his employment with the Company.

STOCK OPTIONS GRANTED IN FISCAL 1996


     The following table sets forth information concerning options to purchase Common Stock granted in fiscal 1996 to the executive officers named in the Summary Compensation Table. All amounts represent stock options granted under the Company's 1994 Plan. Options granted to Messrs. McClendon, Ward and Rowland are non-qualified stock options, and 21,937 shares of the 48,750-share options granted to Mr. Dixon are non-qualified stock options. All other options are incentive stock options. One-fourth of each option becomes exercisable on each of the first four grant date anniversaries. The exercise price of each option represents the market price of the Common Stock on the date of grant.



                                              INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                         -----------------------------------------------------------       VALUE AT ASSUMED
                                             PERCENT OF                                 ANNUAL RATES OF STOCK
                            NUMBER OF       TOTAL OPTIONS                               PRICE APPRECIATION FOR
                           SECURITIES        GRANTED TO      EXERCISE                       OPTION TERM(A)
                           UNDERLYING       EMPLOYEES IN     PRICE PER    EXPIRATION    ----------------------
         NAME            OPTIONS GRANTED     FISCAL 1996       SHARE         DATE          5%          10%
-----------------------  ---------------    -------------    ---------    ----------    --------    ----------
Aubrey K. McClendon....      112,500            10.2%         $ 11.33       8/31/05     $801,838    $2,032,016
                              31,500             2.9%         $ 35.33       4/04/06     $699,959    $1,773,834

Tom L. Ward............      112,500            10.2%         $ 11.33       8/31/05     $801,838    $2,032,016
                              31,500             2.9%         $ 35.33       4/04/06     $699,959    $1,773,834

Marcus C. Rowland......       67,500             6.1%         $ 11.33       8/31/05     $481,103    $1,219,209
                              18,000             1.6%         $ 35.33       4/04/06     $399,977    $1,013,619

Steven C. Dixon........       33,750             3.1%         $ 11.33       8/31/05     $240,551    $  609,605
                              15,000             1.4%         $ 35.33       4/04/06     $333,314    $  844,683

J. Mark Lester.........       22,500             2.0%         $ 11.33       8/31/05     $160,368    $  406,403
                               9,750             0.9%         $ 35.33       4/04/06     $216,654    $  549,044

Ronald A. Lefaive......       15,750             1.4%         $ 11.33       8/31/05     $112,257    $  284,482
                               9,750             0.9%         $ 35.33       4/04/06     $216,654    $  549,044

Henry J. Hood..........       15,750             1.4%         $ 11.33       8/31/05     $112,257    $  284,482
                               9,750             0.9%         $ 35.33       4/04/06     $216,654    $  549,044


---------------

(a) The assumed annual rates of stock price appreciation of 5% and 10% are set by the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information about options exercised by the named executive officers during the fiscal year ended June 30, 1996 and the unexercised options to purchase Common Stock held by them at June 30, 1996.


                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED               IN-THE-MONEY
                               SHARES                          OPTIONS AT 6/30/96            OPTIONS AT 6/30/96(A)
                              ACQUIRED        VALUE       ----------------------------    ----------------------------
           NAME              ON EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------  -----------    ----------    -----------    -------------    -----------    -------------
Aubrey K. McClendon........     --              --          263,250         346,500       $14,962,544     $16,922,593
Tom L. Ward................     --              --          263,250         346,500       $14,962,544     $16,922,593
Marcus C. Rowland..........    166,635      $4,459,212        7,222         267,278       $   421,508     $13,651,072
Steven C. Dixon............      1,500      $   41,083      126,916         139,034       $ 7,338,770     $ 6,923,445
J. Mark Lester.............     32,850      $  754,997       26,664          80,850       $ 1,564,330     $ 4,016,029
Ronald A. Lefaive..........      7,031      $  170,418        1,125          39,844       $    65,660     $ 1,777,373
Henry J. Hood..............      7,593      $  317,406        2,813          33,094       $   164,179     $ 1,403,302

---------------


(a) At June 30, 1996, the closing price of the Common Stock on the New York Stock Exchange ("NYSE") was $59.92. "In-the-money options" are stock options with respect to which the market value of the underlying shares of Common Stock exceeded the exercise price at June 30, 1996. The values shown were determined by subtracting the aggregate exercise price of such options from the aggregate market value of the underlying shares of Common Stock on June 30, 1996.


PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the S&P 500 Index and to a group of peer issuers selected by the Company for the periods indicated. The graph assumes the investment of $100 on February 5, 1993 (the day public trading in the Company's Common Stock commenced) and that all dividends, if any, were reinvested. The value of the investment at the end of each year is shown in the graph and in the table which follows:

                                  Chesapeake
      Measurement Period          Energy Cor-                     S&P 500 In-
    (Fiscal Year Covered)          poration       Peer Group*         dex
2/5/93                                  100.00          100.00          100.00
6/30/93                                  88.66          126.14          104.01
6/30/94                                  63.92          129.21         105.472
6/30/95                                 424.74          121.56          132.97
6/30/96                                2227.40          157.41          167.54

* The peer group is comprised of Anadarko Petroleum Corporation, Apache Corporation, Barrett Resources Corporation, Burlington Resources, Inc., Devon Energy Corporation, Enron Oil & Gas Company, Flores & Rucks, Inc., The Louisiana Land and Exploration Company, Newfield Exploration Company, Noble Affiliates, Inc., Nuevo Energy Company, Parker & Parsley Petroleum Company, TransTexas Gas Corporation, Union Pacific Resources Corporation, United Meridian Corporation and Vintage Petroleum, Inc.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. McClendon and Ward, each of which provides, among other things, for a base salary of not less than $185,000 for the year beginning July 1, 1995, $250,000 for the year beginning July 1, 1996 and $300,000 for the year beginning July 1, 1997; bonuses at the discretion of the disinterested members of the Board of Directors; eligibility for stock options; and benefits, including an automobile allowance, club membership and personal accounting support. Each agreement has a term of three years commencing July 1, 1995, which term is automatically extended for one additional year on each anniversary date of the agreement, unless the Company provides 30 days prior notice of non-extension.

     The employment agreements between the Company and Messrs. McClendon and Ward permit them to participate in each well drilled by the Company on terms no less favorable to the Company than those agreed to by unaffiliated industry partners. Messrs. McClendon and Ward have participated in all wells drilled by the Company since its initial public offering in February 1993 and intend to continue participating in wells drilled by the Company under the terms of their employment agreements. Thirty days prior to the beginning of each calendar quarter, Messrs. McClendon and Ward and the disinterested members of the Compensation Committee of the Board of Directors agree upon the working interest percentage in all wells spudded during that quarter to be purchased by Messrs. McClendon and Ward. That percentage may not be adjusted during such quarter except with the approval of such disinterested directors. No such adjustments have ever been requested or granted. The participation election by Messrs. McClendon or Ward may not exceed a 2.5% working interest in a well. Messrs. McClendon and Ward are obligated to pay within 120 days after billing all costs and expenses associated with the working interests they acquire under this arrangement. In addition, for each calendar year during which the employment agreements are in effect, Messrs. McClendon and Ward each agree to hold shares of the Company's Common Stock having an aggregate investment value equal to 200% of his annual base salary and bonus.

     The Company has a similar employment agreement with Mr. Rowland. It provides for a base salary of not less than $160,000 (on an annualized basis) for the four-month period ended June 30, 1995, $165,000 for the year beginning July 1, 1995, $180,000 for the year beginning July 1, 1996 and $200,000 for the year beginning July 1, 1997. The agreement has a term of three years and four months beginning March 1, 1995, which term is automatically extended for one additional year on each June 30 beginning in 1996, unless the Company provides 30 days prior notice of non-extension. Mr. Rowland is permitted to participate in wells drilled by the Company in the same manner as Messrs. McClendon and Ward, except that Mr. Rowland's working interest participation in a well may not exceed 1%. Messrs. McClendon, Ward and Rowland may not participate in any well in which their combined working interests cause the Company's working interest to be reduced to less than 12.5%. Mr. Rowland agrees to hold shares of the Company's Common Stock having an aggregate investment value equal to 100% of his annual base salary and bonus during each calendar year for the term of the agreement.

     Messrs. McClendon, Ward and Rowland have agreed that they will not engage in oil and gas operations individually except pursuant to the aforementioned participation in Company wells and as a result of subsequent operations on properties owned by them or their affiliates as of July 1, 1995 or acquired from the Company with respect to Messrs. McClendon and Ward and as of March 1, 1993 with respect to Mr. Rowland.


     The Company also has employment agreements with Messrs. Dixon, Hood, Lefaive and Lester. These agreements have a term of three years from July 1, 1995, except for Mr. Lefaive's agreement which is for a term of two years and two months from May 1, 1995, with annual base salaries of $125,000 for Mr. Dixon, $120,000 for Mr. Hood, $117,500 for Mr. Lefaive and $110,000 for Mr. Lester for the term of their agreements. The agreements require each of them to acquire and continue to hold shares of the Company's Common Stock having an annual aggregate investment value equal to 15% for Messrs. Dixon and Lester and 10% for Messrs. Hood and Lefaive of the annual base salary and bonus compensation paid to them under their respective agreements.



     The Company may terminate any of the employment agreements with its executive officers at any time without cause; however, upon such termination Messrs. McClendon, Ward and Rowland are entitled to continue to receive salary and benefits for the balance of the contract term. Messrs. Dixon, Hood, Lefaive and Lester are entitled to 90 days compensation and benefits. Each of the employment agreements for Messrs. McClendon, Ward and Rowland further states that if, during the term of the agreement, there is a change of control and within one year (i) the agreement expires and is not extended; (ii) the executive officer is terminated other than for cause, death or incapacity; or
(iii) the executive resigns as a result of a reassignment of duties inconsistent with his position or a reduction in his compensation, then the executive officer will be entitled to a severance payment in an amount equal to 36 months of base salary compensation. Change of control is defined in these agreements to include
(x) an event which results in a person acquiring beneficial ownership of securities having 35% or more of the voting power of the Company's outstanding voting securities, or (y) within two years of a tender offer or exchange offer for the voting stock of the Company or as a result of a merger, consolidation, sale of assets or contested election, a majority of the members of the Company's Board of Directors is replaced by directors who were not nominated and approved by the Board of Directors.


DIRECTORS' COMPENSATION

     Directors who are not officers of the Company are paid $2,500 for each regular meeting of the Board attended, up to a maximum of $10,000 during the year. Directors are reimbursed for travel and other expenses. Officers who also serve as directors do not receive fees for serving as directors.


     During each fiscal year, each director of the Company who is not an officer of the Company receives ten-year nonqualified options under the Company's 1992 Nonstatutory Stock Option Plan (the "1992 NSO Plan") to purchase 10,000 shares of Common Stock at an exercise price equal to the market price on the date of grant. Accordingly, on October 10, 1995, each director was granted an option for 22,500 shares at an exercise price of $12.95 per share, after adjustments for stock splits.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, the Compensation Committee was composed of Aubrey K. McClendon, Tom L. Ward, E.F. Heizer, Jr. and Frederick B. Whittemore. Mr. McClendon is Chairman of the Board and Chief Executive Officer of the Company. Mr. Ward is the Company's President and Chief Operating Officer.


     Messrs. McClendon and Ward administer the Company's 1992 stock options plans. The 1992 Incentive Stock Option Plan (the "1992 ISO Plan") was terminated in December 1994. The only options issued under the 1992 NSO Plan during fiscal 1996 were those to the Company's non-employee directors pursuant to an annual formula award provision. Messrs. McClendon and Ward also administer the 1994 Plan with respect to non-director employee participants. Messrs. Heizer and Whittemore, together with Shannon T. Self, administer the 1994 Plan with respect to employee participants who are directors.


     Messrs. McClendon and Ward participate as working interest owners in the Company's oil and gas wells pursuant to the terms of their employment agreements with the Company. See "Employment Agreements." Accounts receivable from Messrs. McClendon and Ward are generated by joint interest billings relating to such participation and as a result of miscellaneous expenses paid on their behalf by the Company. The Company has extended certain registration rights to Messrs. McClendon and Ward. Mr. Self is a partner in the firm of Self, Giddens & Lees, Inc., counsel to the Company. See "Certain Transactions."

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is responsible for establishing the Company's compensation policies and monitoring the implementation of the Company's compensation system. The Committee's specific duties include establishing and periodically reviewing the Company's compensation policies, overseeing the compensation of the Company's executive officers, coordinating with the Company's stock option committees in the award of stock options and the annual review of the Company's benefit plans. The compensation of the Company's employees consists of several components, each of which is determined using different methods and objectives. The components include: (a) base salary; (b) cash bonuses; (c) stock options; and (d) medical insurance, life insurance and other non-cash benefits. The Committee has determined not to grant economic interests in the Company's oil and gas assets as a form of compensation.


     EXECUTIVE OFFICER COMPENSATION. At the time of the Company's initial public offering, the Company's executive officers consisted of Messrs. McClendon, Ward and Rowland. Their compensation was developed based on the historical compensation paid by the Company to Messrs. McClendon and Ward, advice from a number of the Company's professional advisors and negotiation of employment agreements with such individuals. Because Messrs. McClendon and Ward had historically received only nominal compensation from the Company, the executive officers' compensation was substantially below the compensation paid by the Company's competitors. The Committee believes the executive officers' compensation should be competitive with the Company's peer group and plans to increase the executive officers' compensation to comparable levels. The individual components of the executive officers' compensation and the factors considered in connection with each component are as follows:

     Base Salary. The executive officers' base salary is reviewed annually and is set for each individual. Although the Committee believes that performance-based pay elements should be a key element in the executive officers' compensation package, the Company must also maintain base salary levels commensurate with the Company's peer group. Thus, the Committee believes the base salary of the executive officers should be increased to the mean of the Company's peer group over time. The actual amount of each executive's base salary will reflect and be adjusted on a subjective basis for such factors as leadership, commitment, attitude, motivational effect, level of responsibility, prior experience and extraordinary contributions to the Company.

     Cash Bonuses. The Committee believes that cash bonuses should be paid to the executive officers based on a subjective evaluation of the performance of the Company and the individual. The amount of cash bonuses was based on a percentage of the employee's base compensation ranging from 0% to 50% in fiscal 1996. Performance measurements for the Company as a whole include growth in oil and gas reserves, production, and net income. Performance measurements for each individual or business segment are dependent on the individual circumstances. It is anticipated that the bonus percentage will increase as the management level and responsibility level of the individual increases. The Committee does not believe bonuses can be awarded based on some predetermined formula so the amount of each executive officer's cash bonus is based on a subjective evaluation of many factors such as performance, leadership, commitment, attitude, motivational effect, level of responsibility, prior experience and extraordinary contributions to the Company.

     Stock Options. The other performance-based compensation provided by the Company is the issuance of stock options under existing and future stock option plans. Currently, stock options are granted to a broad range of employees based on a subjective determination utilizing the factors for base compensation and cash bonus awards. Because all stock options are issued at the market price of the Company's Common Stock on the date of issuance and options granted in fiscal 1996 vest at the rate of 25% per year over a period of four years, the options provide strong incentives for superior long-term performance and continued retention of the executives by the Company. The Committee coordinates closely with the Company's stock option committees in issuing the stock options.

     Suggested Stock Ownership. The Committee believes it is appropriate for each executive officer to maintain direct ownership in the Company's Common Stock, as provided in the individual employment agreements. The Committee believes that compliance with such stock ownership targets is necessary to ensure that the interests of the executive officers and shareholders are the same. Failure to meet such objectives will adversely and materially affect the performance-based compensation for each executive officer who fails to meet the stock ownership targets.

     Discretion. Individual circumstances and performance can substantially affect the amount of compensation or benefits to be received by each executive officer. In general, measuring the efforts or impact of an individual employee and converting such concepts on an objective basis to a quantifiable increase in compensation is not possible. However, given the importance of individual effort to the success of the Company, the lack of objective measurement standards should not prohibit performance rewards. Accordingly, from time to time, the Committee may provide extraordinary compensation to an individual employee or group of employees based on outstanding performance.


     Equity Ownership. It is the Committee's belief that a large stock ownership position should not negatively affect an executive officers' compensation or stock option awards. Except for stock ownership targets discussed above, the Committee does not consider the number of options or stock held in determining compensation.


     Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to any one executive officer, unless certain requirements are met. The Committee presently intends that all compensation paid to executive officers will meet the requirements for deductibility under Section 162(m). However, the Committee may award compensation which is not deductible under Section 162(m) if it believes that such awards would be in the best interest of the Company or its shareholders.


     Compensation of Chief Executive Officer and Chief Operating Officer. Based on historical operations of the Company, the Chief Executive Officer and Chief Operating Officer have identical positions with managerial control over different areas of the Company. Accordingly, the Chief Executive Officer and Chief Operating Officer have been historically compensated on an equal basis and the Committee anticipates that such practice will continue in the future. In each case, the compensation for each of the officers was determined in the same manner as the compensation for other executive officers of the Company. The base salary received by each of the officers is substantially below the mean of the peer group considered by the Compensation Committee. It is anticipated that additional material raises will be provided in the future. The cash bonuses and options granted to Messrs. McClendon and Ward were based on the subjective evaluation of the Company's overall performance, the perceived contributions of Messrs. McClendon and Ward to that performance and the compensation paid to other chief executive officers of the Company's peer group.


    COMPENSATION COMMITTEE OF THE                SPECIAL STOCK OPTION COMMITTEE
      BOARD OF DIRECTORS
                                                 Frederick B. Whittemore
    Aubrey K. McClendon                          Edgar F. Heizer, Jr.
    Tom L. Ward                                  Shannon T. Self
    Edgar F. Heizer, Jr.
    Frederick B. Whittemore

CERTAIN TRANSACTIONS

     Legal Counsel. Shannon T. Self, a director of the Company, is a shareholder in the law firm of Self, Giddens & Lees, Inc., which provides legal services to the Company. During fiscal 1996, the firm billed the Company approximately $347,000 for such legal services.

     Oil and Gas Operations. Prior to 1989, Messrs. McClendon and Ward and their affiliates, as independent oil producers, acquired various leasehold and working interests. In 1989, Chesapeake Operating, Inc. ("COI"), a wholly-owned subsidiary of the Company, was formed to drill and operate wells in which Messrs. McClendon and Ward or their affiliates owned working interests. COI entered into joint operating agreements with Messrs. McClendon and Ward and other working interest owners and billed each for their respective shares of expenses and fees.

     COI continues to operate wells in which directors, executive officers and related parties own working interests. In addition, directors, executive officers and related parties have acquired working interests directly and indirectly from the Company and participated in wells drilled by COI on terms no less favorable to the Company than available to unrelated parties. The Company's directors who are not officers have not acquired from the Company interests in any new wells drilled by the Company since their election as directors in February 1993 and have no present intention to acquire interests in any new wells of the Company. The table below presents information about drilling, completion, equipping and operating costs billed to the person named from July 1, 1995 to June 30, 1996, the largest amount owed by them during the period and the balance owed at July 1, 1995 and June 30, 1996.

                                                           AUBREY K.     TOM L.      MARCUS C.
                                                           MCCLENDON      WARD        ROWLAND
                                                           ---------     -------     ---------
                                                                     (IN THOUSANDS)
    Balance at July 1, 1995...............................  $ 1,712      $2,034        $ 238
    Amount billed (to June 30, 1996)......................  $ 3,662      $3,534        $ 171
    Largest outstanding balance (month end)...............  $ 1,835      $2,283        $ 190
    Balance at June 30, 1996..............................  $   971      $1,288        $  82

     Miscellaneous. From time to time, the Company pays various expenses incurred on behalf of Messrs. McClendon and Ward and their affiliates, creating accounts receivable of the Company. During fiscal 1996, additions to accounts receivable (excluding joint interest billings, which are described above) from Messrs. McClendon and Ward and their affiliates were insignificant.

                     PROPOSAL TO REINCORPORATE IN OKLAHOMA


     The Board of Directors is proposing that the Company change its state of incorporation from Delaware to Oklahoma. The reasons for the change are to save approximately $150,000 per year in franchise taxes while retaining corporate governance laws similar to those of Delaware. These reasons are more fully explained below under the caption "Purposes for the Reincorporation." The details of the change from Delaware incorporation to Oklahoma incorporation are set out in the Certificate of Ownership and Merger which is attached to this Proxy Statement as Exhibit "A." The Board of Directors has unanimously approved the Reincorporation, subject to shareholder approval.



     The Reincorporation will be accomplished by merging the Company into its newly-formed Oklahoma subsidiary, Chesapeake Oklahoma Corporation ("Chesapeake Oklahoma"). The Company will then immediately be renamed Chesapeake Energy Corporation and continue conducting business as the successor to the Company. If the Company's stockholders adopt and approve the Reincorporation, Certificates of Ownership and Merger will be filed with the appropriate offices of the states of Oklahoma and Delaware. The Reincorporation will take effect at 5:00 p.m., C.S.T., on December 31, 1996 (the "Effective Date").



     The authorized capital stock of Chesapeake Oklahoma consists of 10,000,000 shares of preferred stock, par value $.01 per share and 100,000,000 shares of common stock, par value $.01 per share ("Chesapeake Oklahoma Common Stock"). Currently the authorized capital stock of the Company consists of 2,000,000 shares of preferred stock, par value $.01 per share and 45,000,000 shares of common stock, par value $.10 per share.



     The Reincorporation will not result in any change in the number of shares owned or percentage of ownership of any stockholder of the Company. On the Effective Date each outstanding share of the Company Common Stock will automatically be converted into one share of Chesapeake Oklahoma Common Stock.


     IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF CHESAPEAKE OKLAHOMA.

     Each outstanding certificate representing shares of the Company Common Stock will represent the same number of shares of Chesapeake Oklahoma Common Stock. On and after the Effective Date the Chesapeake Oklahoma Common Stock will be traded on the NYSE in full substitution for the shares of the Company Common Stock under the same stock symbol "CHK." Stock certificates for Chesapeake Oklahoma Common Stock will be the exact same as stock certificates for the Company Common Stock, but for the par value ($.01 per share versus $.10 per share) and the state of incorporation (Oklahoma versus Delaware).

     Following the Reincorporation, stock certificates for Company Common Stock may be delivered in effecting sales through a broker, or otherwise. When presently outstanding Company Common Stock certificates are presented for transfer after the Reincorporation, new certificates for the stock of Chesapeake Oklahoma will be issued. New certificates will also be issued upon the request of any stockholders, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

     Approval of the Reincorporation will effect a change in the legal domicile of the Company and certain other changes of a legal nature, as described in this Proxy Statement. Reincorporation of the Company will not result in any change in the business, management, location of the principal executive offices, assets, liabilities or stockholders' equity of the Company. Chesapeake Oklahoma will possess all of the assets and be responsible for all of the liabilities of the Company. The Reincorporation will not change the financial condition of the Company.

     The Company is currently governed, and the shareholders rights are defined, by the laws of the state of Delaware, the Board of Directors and officers, its Certificate of Incorporation and its Bylaws. In addition, the Company has adopted the 1992 ISO Plan, the 1992 NSO Plan, the 1994 Plan, the 1996 Stock Option Plan (as described hereinafter and subject to shareholder approval) (collectively, the "Plans"), and various other employee benefit plans. With the exception of amendments to the 1992 NSO Plan and the 1994 Plan, all of these instruments, governing documents and shareholder rights will be substantially the same for Chesapeake Oklahoma as they were for the Company. Some of the items will be exactly the same. Some immaterial changes will be made to the others.



     Specifically, the officers and directors of Chesapeake Oklahoma will be the same people who currently serve as officers and directors of the Company. The Chesapeake Oklahoma bylaws will be the same as the bylaws of the Company in all material respects, as will the Plans (except as otherwise described herein for the 1992 NSO Plan and the 1994 Plan) and other employee benefits. The certificate of incorporation for Chesapeake Oklahoma will be changed somewhat primarily to maintain the same rights of stockholders before and after the Effective Date. Although substantially the same, the statutes governing corporations in Oklahoma and Delaware are different in some respects. The changes and differences are set forth below under the caption "Principal Differences between the Company and Chesapeake Oklahoma."


PURPOSES FOR THE REINCORPORATION

     The Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the Company's state of incorporation from Delaware to Oklahoma. The Board of Directors is not aware of any divergence of interest between management and the shareholders in general concerning the proposal. See paragraph "Security Ownership of Management and Certain Beneficial Owners." There are two primary factors leading to the decision to reincorporate in Oklahoma:


     Eliminate Delaware Franchise Taxes. The major factor in determining to reincorporate in Oklahoma is that the $150,000 franchise tax the Company currently pays annually as a Delaware corporation will be eliminated. The Company does not transact business in Delaware and would not be required to pay Delaware franchise taxes if it was not incorporated under the Delaware laws. The Company currently pays Oklahoma franchise tax because of the property its subsidiaries own and the business it conducts in the state. No additional franchise or other taxes will be due to the state of Oklahoma as a result of the Reincorporation.


     Oklahoma Corporate Laws Similar to Delaware's. The Company was incorporated in 1991 in Delaware, rather than in the Company's home state of Oklahoma, because the Delaware General Corporation Law (the "Delaware Law") is generally considered to be pro-business. In addition, as a result of there being many Delaware corporations, there is a large body of case law defining the Delaware Law. While the Oklahoma General Corporation Act (the "Oklahoma Act") was intended to be very similar to the Delaware Law, it was only adopted in 1986. At the time of incorporation, the Company was not certain that the Oklahoma legislature would keep the Oklahoma Act current with the Delaware Law. The Company has now determined that the Oklahoma Act has proven to be substantially equivalent to the Delaware Law. Furthermore, the Oklahoma legislature has continued to update the Oklahoma Act to correspond to the Delaware Law. Even though the Oklahoma courts have not decided the large number of cases as have the Delaware courts, the Delaware decisions and interpretations would be instructional and therefore persuasive in Oklahoma courts because of the similarity of the laws and the perceived expertise of the Delaware judiciary. Therefore the unique advantages of being incorporated in Delaware rather than Oklahoma are no longer distinct.


INCREASE IN AUTHORIZED CAPITAL



     As part of the Reincorporation, the authorized capital stock of the Company will be increased. See the discussion under the caption "Principal Differences in Certificate of Incorporation" below. Currently, the Company has 45,000,000 shares of common stock authorized, of which 30,128,321 were issued and outstanding on October 25, 1996, an additional 4,100,834 shares were reserved for issuance upon the exercise of options granted and options which may be granted under the Company's stock option plans, with an additional 3,000,000 shares to be reserved in connection with the 1996 Stock Option Plan and an additional

3,737,500 shares are the subject of a registration statement filed by the Company for purposes of a proposed offering.* As a result, the Company desires to increase the number of authorized common stock to allow greater flexibility for the Company in the future for purposes of stock dividends, stock splits, stock offerings and acquisitions. Currently the Company does not have any issued and outstanding shares of preferred stock. The Company desires to increase the number of shares of preferred stock solely to give it greater flexibility in the future for its capital needs.



PRINCIPAL DIFFERENCES BETWEEN THE OKLAHOMA ACT AND THE DELAWARE LAW


     Control Share Acquisition Act. The Oklahoma legislature enacted the Control Share Acquisition Act to discourage hostile takeover attempts or the acquisition of a potentially controlling ownership position without the approval of a company's board of directors. Since there are no provisions in Delaware law comparable to the Control Share Acquisition Act, this could represent a change to the Company shareholders after the Reincorporation. The Company's Board of Directors does not intend the Reincorporation to result in additional anti-takeover protections. Therefore, Chesapeake Oklahoma Certificate of Incorporation includes a provision whereby Chesapeake Oklahoma will be excluded from the provisions of the Control Share Acquisition Act. The Company's Board of Directors has no current plans or proposals for additional anti-takeover measures.

     Written Shareholder Consents. As a Delaware corporation, Company shareholders are permitted to take action by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Oklahoma Act contains provisions which requires a publicly-held corporation to obtain unanimous approval for any actions taken by written shareholder consent, unless otherwise provided in its Certificate of Incorporation. This unanimous consent requirement is intended to effectively preclude action by written shareholder consent and to require any shareholder vote to be taken at a meeting only after proper notice and appropriate disclosure. To maintain Company shareholder's voting rights, the Chesapeake Oklahoma Certificate of Incorporation includes a provision permitting voting by written shareholder consent in accordance with Oklahoma law.

PRINCIPAL DIFFERENCES IN CERTIFICATE OF INCORPORATION


     The authorized capital stock of Chesapeake Oklahoma consists of 10,000,000 shares of preferred stock, par value $.01 per share and 100,000,000 shares of Chesapeake Oklahoma Common Stock. The authorized capital stock of the Company consists of 2,000,000 shares of preferred stock, par value $.01 per share and 45,000,000 shares of Common Stock. The par value of the Company Common Stock will be reduced from $.10 per share to $.01 per share upon conversion into Chesapeake Oklahoma Common Stock. By reducing the par value of the Chesapeake Oklahoma Common Stock from $.10 per share to $.01 per share, the Company's Board of Directors expects to save approximately $9,000 in organizational filing fees for Chesapeake Oklahoma. The reduced par value realized after the conversion of the Common Stock into Chesapeake Oklahoma Common Stock should have no impact on the Company's shareholders.



     The other differences in the Certificate of Incorporation of the Company and Chesapeake Oklahoma are discussed above under the caption "Principal Differences Between the Oklahoma Act and the Delaware Law."


---------------


     * A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold or may offers to buy be accepted prior to the time the registration statement becomes effective. This Proxy Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

POSSIBLE DISADVANTAGES OF THE REINCORPORATION PROPOSAL


     The Oklahoma Act is relatively new and does not have the defining body of case law that exists in Delaware. Delaware corporations are often guided by the extensive body of court decisions interpreting Delaware's corporate law and the Delaware Chancery Court is a specialized court of original jurisdiction which adjudicates corporate disputes. Because of Delaware's prominence as a state of incorporation for many major publicly held corporations, the legislature in Delaware has demonstrated an ability and willingness to act quickly and effectively to meeting changing business needs. There is no assurance that the Oklahoma Legislature will continue to conform the Oklahoma Act to future changes in the Delaware Law, and it is likely that the Oklahoma courts will not be as efficient or adept as the Delaware courts in interpreting the Oklahoma Act because of the few number of disputes and the absence of a specialized corporate court. However, as noted, the Oklahoma courts are likely to view Delaware judicial decisions as highly persuasive, due to the similar or identical statutory provisions of the two states. Further, the Board of Directors of the Company believes that these potential disadvantages are outweighed by the possibility that Oklahoma courts represent a more convenient (and possibly more favorable) forum for litigating corporate disputes than the Delaware courts. The Oklahoma Legislature has responded to the needs of corporations organized under the laws of Oklahoma through numerous amendments to the Oklahoma Act since its enactment, by amending the Oklahoma Act to conform to changes made to the Delaware Law.


TAX CONSEQUENCES


     The Company has received an opinion from its counsel, McAfee & Taft A Professional Corporation, to the effect that the proposed Reincorporation will be a tax-free reorganization under the Code. Accordingly, (i) no gain or loss will be recognized for federal income tax purposes by the shareholders of the Company as a result of the Reincorporation, and (ii) the basis and holding period for the stock of Chesapeake Oklahoma received by the shareholders of the Company will be the same as the basis and holding period of the stock of the Company exchanged therefor. The Reincorporation will have no federal income tax effect on the Company. State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above, and shareholders are advised to consult their own tax advisors as to the effect of the Reincorporation under applicable state, local or foreign income tax laws with respect to their own particular circumstances.


ACCOUNTING CONSEQUENCES


     The Reincorporation will not result in any financial accounting consequences except for a decrease of approximately $2.7 million in the Balance Sheet line item "Common Stock" and an increase of $2.7 million in the Balance Sheet line item "Other" under Stockholders Equity to reflect the difference in the par value. Total Stockholders Equity will not change as a result of the Reincorporation. The existing assets and liabilities of the Company will continue to be reported at their historical amounts on the books of Chesapeake Oklahoma.


REGULATORY APPROVALS

     There are no regulatory approvals required in connection with the Reincorporation.

VOTE REQUIRED


     Pursuant to the Delaware Law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required for approval of the Reincorporation and the merger which will effectuate the Reincorporation. A vote to approve the Reincorporation will constitute specific approval of all other transactions and proceedings relating to the Reincorporation, including the increase in authorized capital of the Company, the assumption by Chesapeake Oklahoma of the Company's Plans and all other employee benefit plans and agreements, and the obligations of the Company under such plans and agreements and any other liabilities or obligations of the Company, and the provisions in Chesapeake Oklahoma's Certificate of Incorporation which differ from those in the Company's Certificate of Incorporation.

NO APPRAISAL RIGHTS

     Under applicable provisions of the Delaware Law, there are no dissenting shareholder appraisal rights available in connection with the Reincorporation.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REINCORPORATION AND THE MERGER WHICH WILL EFFECTUATE THE PROPOSED REINCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE REINCORPORATION.

                    PROPOSAL RELATING TO STOCK OPTION PLANS


     The Board of Directors is submitting to shareholders three proposals relating to stock option plans. One of the proposals seeks approval of amendments to the Company's 1992 NSO Plan. The second proposal seeks approval of an amendment to the Company's 1994 Plan. The third proposal seeks approval of a new stock option plan. The full text of the amendments to the 1992 NSO Plan and the 1994 Plan are set forth below. A copy of the Chesapeake Energy Corporation 1996 Stock Option Plan (the "1996 Plan") is attached to this proxy Statement as Exhibit "B."



     The 1992 NSO Plan amendments relate to permitting limited transferability of the options granted thereunder. The 1994 Plan amendment relates to permitting an additional form of payment of the exercise price for nonqualified stock options granted thereunder.



     The new 1996 Plan will permit the granting to employees of incentive or nonqualified stock options to purchase up to 3,000,000 shares of Common Stock. The Board of Directors deems the 1996 Plan advisable since there are no shares remaining available for grants under the 1994 Plan.



PROPOSAL TO AMEND 1992 NSO PLAN



     The Board of Directors has adopted amendments to the 1992 NSO Plan (paragraphs 6.7 and 6.8), subject to shareholder approval at the Meeting. The purpose of the amendments is to permit limited transferability of the options granted under the 1992 NSO Plan. Pursuant to the terms of the 1992 NSO Plan, each member of the Board of Directors who is not an executive officer of the Company automatically receives nonqualified stock options to purchase 10,000 shares of Common Stock on the second Tuesday of each October at an option price equal to the fair market value of the Common Stock on the date of grant. There are 310,000 shares available for future grant under the 1992 NSO Plan. Paragraph
6.7 of the 1992 NSO Plan currently prohibits transferability except by will or the laws of descent and distribution. Paragraph 6.8 of the 1992 NSO Plan currently covers the documentation required on the death of an optionee. Paragraphs 6.7 and 6.8 will be deleted in their entirety and replaced with the amended paragraphs.



     On August 15, 1996, the Securities and Exchange Commission amended certain rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including an amendment to Rule 16b-3 to no longer require restrictions on transferability as a condition to a plan in order for the grant of options under such plan to be exempt. Although not required to be effective until November 1, 1996, the Board of Directors elected to be governed by the new rules on October 15, 1996 when it approved the amendments to the 1992 NSO Plan. Since transferability is now permitted, the Board of Directors believes that subject to the discretion of the Committee which administers the 1992 NSO Plan, the 1992 NSO Plan should be amended to (i) permit options thereunder to be transferable by gift to immediate family members or to trusts, partnerships or other family entities, (ii) provide that subsequent transfers by transferees are not permitted except for those by will or the laws of descent and distribution, (iii) permit transfers pursuant to domestic relations orders and (iv) provide that transferred options continue to be subject to all the terms and conditions which applied prior to the transfer. The Board of Directors believes that the amendments to the 1992 NSO Plan will be beneficial to directors who are participants in the 1992 NSO Plan in that they will provide a valuable estate planning tool.

     The full text of paragraphs 6.7 and 6.8 as proposed to replace existing paragraphs 6.7 and 6.8 is set forth below:

          6.7 Limited Transferability of Options. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee who is a Director to be on terms which permit transfer by such Optionee to (i) the ex-spouse of the Optionee pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Optionee ("Immediate Family Members") , (iii) a trust or trusts for the exclusive benefit of such immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition
     (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph, and (z) subsequent transfers of transferred Options shall be prohibited except those in accordance with paragraph 6.8 hereof. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraphs 6.5 and 6.11 hereof the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment of paragraphs 6.5 and
     6.11 hereof shall continue to be applied with respect to the original Option, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in paragraphs 6.5 and
     6.11 hereof. No transfer pursuant to this paragraph 6.7 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request.

          6.8 Transfers By Will or the Laws of Descent and Distribution. Options shall be transferable by will or the laws of descent and distribution; however, no such transfer of an Option by the Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the Successor Optionee of the terms and conditions of such Option.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1992 NSO PLAN.


PROPOSAL TO AMEND 1994 PLAN


     The Board of Directors has adopted an amendment to the 1994 Plan (Section 1.12), subject to shareholder approval at the Meeting. The purpose of the amendment is to authorize the Committee which administers the 1994 Plan to permit an additional form of payment of the exercise price for nonqualified stock options granted under the 1994 Plan. Pursuant to the terms of the 1994 Plan, participants can currently pay the exercise price (i) in cash or by check,
(ii) Common Stock of the Company or a combination of cash, check or Common Stock, or (iii) pursuant to a cashless exercise procedure utilizing a broker. The amendment to the 1994 Plan will also empower the Committee to authorize payment of the exercise price of nonqualified stock options by permitting the participant to have the Company retain from the shares of Common Stock to be issued upon exercise of the nonqualified stock option that number of shares of Common Stock (based on fair market value) that would equal the exercise price. This procedure is currently permitted in the 1994 Plan with respect to the payment of withholding taxes due upon the exercise of an option, and the Board believes that it would be beneficial to participants in the 1994 Plan to permit this procedure with respect to payment of the exercise price of nonqualified stock options. However, whether a participant is permitted to utilize this procedure will be within the sole discretion of the Committee which administers the 1994 Plan. The Committee has not yet determined whether any of the current nonqualified stock option agreements made pursuant to the 1994 Plan will be amended to permit this additional form of payment of the exercise price of nonqualified stock options.

     Set forth below is the full text of the language to be added to Section
1.12 by the amendment to the 1994 Plan:

     "... In addition to the foregoing, the Committee may, in its sole discretion, permit payment of the exercise price of Stock Options granted under the Plan by the Participant directing the Company to withhold from the shares of Stock to be delivered to the Participant upon exercise of the Stock Option shares of Stock having a "fair market value" as defined in Section 1.6 of the Plan on the date of payment equal to the amount of the exercise price."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1994 PLAN.

PROPOSAL TO ADOPT 1996 STOCK OPTION PLAN


     General. On October 15, 1996, the Board of Directors subject to shareholder approval, adopted the 1996 Plan, which authorized the granting of incentive stock options and nonqualified stock options to employees. The Board of Directors has reserved 3,000,000 shares of Common Stock for issuance under the 1996 Plan. A description of the 1996 Plan appears below and a copy of the 1996 Plan is attached to this Proxy Statement as Exhibit "B." The description below is qualified in its entirety by reference to the complete text of the 1996 Plan.



     Purpose of the 1996 Plan. The purpose of the 1996 Plan is to create incentives which are designed to motivate participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the 1996 Plan provides for the granting of stock options intended to be qualified as incentive stock options pursuant to Section 422 of the Code and nonqualified stock options as described in Sections 83 and 421 of the Code. All shares subject to the 1996 Plan will be registered at the Company's expense under the Securities Act of 1933, as amended.



     Plan Administration. For the purposes of administration, the 1996 Plan is deemed to consist of two separate stock option plans: a "Non-Executive Officer Plan" which is limited to participants who are not subject to Section 16 of the Exchange Act and an "Executive Officer Plan" which is limited to participants who are subject to Section 16 of the Exchange Act. Except for administration and the category of participants eligible to receive options, the terms of the Non-Executive Officer Plan and the Executive Officer Plan are identical.



     The Non-Executive Officer Plan will be administered by a committee, designated the Regular Stock Option Committee, of two or more directors of the Company. Messrs. McClendon and Ward serve as the members of the Regular Stock Option Committee. The Executive Officer Plan will be administered by a committee, designated the Special Stock Option Committee, of two or more directors who meet the definition of "non-employee director" under Rule 16b-3 promulgated under the Exchange Act. Messrs. Heizer and Whittemore serve as the members of the Special Stock Option Committee. With respect to all decisions relating to non-executive officer employees, including the grant of options, the term "Committee", as hereafter used, applies only to the Regular Stock Option Committee and, with respect to all decisions relating to executive officers, including the grant of options, the term "Committee", as hereafter used, applies only to the Special Stock Option Committee.


     The Committee is authorized and has complete discretion to formulate policies, to establish rules and regulations for the administration of the 1996 Plan and to determine the terms of any options granted under the 1996 Plan.

MATERIAL TERMS OF OPTIONS

     Option Price. The exercise price of incentive stock options granted under the 1996 Plan may not be less than 100% of the fair market value of the shares underlying the options on the date of grant, or 110% of the fair market value of such shares in the case of an optionee who holds more than 10% of the combined voting power of the Company's outstanding securities. The exercise price of nonqualified stock options will be determined by the Committee, but may not be less than 75% of the fair market value of the shares underlying the options on the date of grant. No option may have an exercise price less than the par value of the shares subject to the option. With respect to incentive stock options, the aggregate fair market value (determined as of the grant date) of the stock which any participant may first have the right to acquire pursuant to the exercise of any incentive stock options in any calendar year under all incentive stock options of the Company may not exceed $100,000. In the event options granted to a participant exceed the $100,000 annual limitation, the participant will be deemed to have been granted incentive stock options with respect to shares within the $100,000 limitation and nonqualified stock options with respect to shares which cause such limitation to be exceeded. The fair market value of shares of Common Stock is determined by reference to the reported closing price on NYSE or such other principal national securities exchange upon which the stock is listed. As of October 25, 1996, the closing price per share for the Common Stock on the NYSE was $54.38.


     Option Period and Vesting. The maximum period for exercise of an option will be established by the Committee at the date of grant, but the option period may not be more than ten years from the date of grant (or five years in the case of incentive stock options granted to an optionee who holds more than 10% of the combined voting power of the Company's outstanding securities). An option may be exercised only to the extent that the optionee is vested in accordance with a schedule determined by the Committee in its sole discretion.


     To the extent exercisable, options granted under the 1996 Plan may be exercised by the optionee during his or her employment any time within the option period and within three months after termination of employment, or within one year of termination if employment terminated as a result of disability. In the event an optionee's employment is terminated by reason of death, the personal representative of the deceased employee may exercise the exercisable portion of such option at any time within three years after the optionee's death (but not beyond the expiration of the option period). The Committee has discretion to accelerate the vesting of unvested options in the case of termination of employment of an optionee.



     Payment Upon Exercise. Upon the exercise of an option under the 1996 Plan, the option price and any required state and federal withholding taxes must be paid in full, in cash, in Common Stock of the Company (either by delivering previously owned shares or by directing the Company to withhold shares from those to be received upon exercise) or a combination of cash and Common Stock. In addition, the 1996 Plan has a "cashless exercise" feature which permits a participant to exercise an option by delivering to the Company an irrevocable instruction to deliver the stock certificate for the shares being purchased, issued in the name of the participant, representing the shares subject to the option to a broker authorized to trade in the Common Stock. The broker may then sell the stock, or a portion thereof, and deliver to the Company the portion of the sales proceeds to cover the option price and the withholding taxes, if any.


     Transferability. Options are not transferable except or by will or by the laws of descent and distribution.

  Adjustments

     The 1996 Plan provides for appropriate adjustments in the number of shares and option price in the event of a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company.

  Acceleration Upon Corporate Event


     Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, and no provision is made for the assumption of outstanding options or the substitution therefor, each outstanding option granted will terminate, but the optionee will have the right, immediately prior to such transaction, to exercise his or her option, in whole or in part, to the extent not previously exercised, without regard to any vesting provisions. The 1996 Plan also provides that the Committee may, within its discretion, provide for certain payments to be made by the Company to a participant in the event acceleration of the vesting of options is considered a payment subject to the excise tax imposed under Section 4999 of the Code.

  Termination and Amendment

     The 1996 Plan provides for termination at midnight, October 14, 2006, but will continue with respect to outstanding options as of the time of termination. Prior to such time, the 1996 Plan may be earlier terminated, altered, changed, modified or amended by the Board of Directors. Without the approval of shareholders, however, no action of the Board of Directors may increase the aggregate number of shares which may be purchased under the 1996 Plan. No amendment, modification or termination of the Plan may in any manner adversely affect any option theretofore granted without the consent of the affected optionee.

  Participants

     The Company currently has 316 employees who are eligible to participate in the 1996 Plan, eight of whom are executive officers. Such executive officers may be granted options by the Special Stock Option Committee, and the other employees are eligible to be granted options by the Regular Stock Option Committee. The Committee determines from time to time those persons who are to be granted options under the 1996 Plan, taking into account the duties of the respective optionees, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant.

     Since no decisions have been made with respect to the grants of any options under the 1996 Plan, it is not possible to determine the future benefits or dollar amounts to be received by either the named executive officers, the executive group or the non-executive officer group under the 1996 Plan. The non-executive director group is not eligible to participate in the 1996 Plan. No participant may receive options to purchase more than 500,000 shares of Common Stock under the 1996 Plan during any one year period.

  Federal Income Tax Consequences

     Under current federal tax law, the following are the federal tax consequences generally arising with respect to options granted under the 1996 Plan. A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year of the transfer of such shares to the participant, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

     The participant who is granted a nonqualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE 1996 PLAN.

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP served as the Company's independent accountants for the year ended June 30, 1995. Effective July 1, 1996, Price Waterhouse LLP sold its Oklahoma City practice to Coopers & Lybrand L.L.P. and resigned as the Company's independent accountants. The Company's decision to change independent accountants and retain Coopers & Lybrand L.L.P. was approved by the Audit Committee of the Board of Directors and by the Board of Directors. During the period Price Waterhouse LLP was engaged by the Company, Price Waterhouse, LLP did not issue any report on the Company's financial statements containing an adverse opinion, disclaimer of opinion, or qualification. There were no disagreements between the Company and Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor were there any reportable events. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholder questions.

                             SHAREHOLDER PROPOSALS

     At the annual meeting each year, the Board of Directors submits to shareholders its nominees for election as directors and may submit other matters to the shareholders for action. Shareholders of the Company also may submit proposals for inclusion in proxy material. These proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in proxy material for the Company's 1997 annual meeting, a shareholder's proposal must be received not later than July 1, 1997 by the Company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118,
Attention: Ms. Janice Dobbs, Corporate Secretary.

     In addition, the Bylaws provide that in order for business to be brought before a shareholders' meeting, a shareholder must deliver written notice to the Company not less than 60 nor more than 90 days prior to the date of the meeting. The notice must state the shareholder's name, address and number and class of shares beneficially owned by the shareholder, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the shareholder in the proposal.

     The Bylaws also provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Company. The notice must be delivered not less than 60 nor more than 90 days before the date of a meeting of shareholders. The notice must set forth the name and address and number and class of shares beneficially owned by the shareholder and the nominee for election as a director, the age of the nominee, the nominee's business address and experience during the past five years, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past five years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company if elected.

     The Bylaws further provide that, notwithstanding the foregoing notice requirements, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice of a shareholder proposal or nominee to be timely must be received no later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made, whichever occurred first.

                                 OTHER MATTERS

     The Company's management does not know of any matters to be presented at the Meeting other than those set forth in the Notice of Annual Meeting of Shareholders. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ JANICE A. DOBBS
                                            Janice A. Dobbs
                                            Corporate Secretary

November 6, 1996

                                                                       EXHIBIT A

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                         CHESAPEAKE ENERGY CORPORATION
                                      INTO
                        CHESAPEAKE OKLAHOMA CORPORATION

     CHESAPEAKE ENERGY CORPORATION, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That it owns 100% of the issued and outstanding shares of the capital stock of CHESAPEAKE OKLAHOMA CORPORATION, an Oklahoma corporation ("Chesapeake Oklahoma").

     SECOND: That its board of directors at a meeting held on the 15th day of October, 1996, determined to merge the Corporation into CHESAPEAKE OKLAHOMA CORPORATION, and did adopt the following resolutions:

          WHEREAS, the officers of the Corporation recommended that the Corporation reincorporate under the laws of the State of Oklahoma and the Board of Directors, after discussing the issue, has determined that the reincorporation is in the best interest of the shareholders and the Corporation; and

          WHEREAS, to facilitate the Corporation's reincorporation, the officers of the Corporation recommended that the Corporation form Chesapeake Oklahoma Corporation ("Chesapeake Oklahoma") to be organized and exist under and by virtue of the laws of the State of Oklahoma, with an authorized capitalization of (i) 100 million shares of common stock, $.01 par value ("Chesapeake Oklahoma Common Stock"), 10 shares of which will be issued and outstanding prior to the reincorporation, and (ii) 10 million shares of preferred stock, $.01 par value, no shares of which will be issued and outstanding prior to the reincorporation (all shares of Chesapeake Oklahoma Common Stock outstanding prior to the reincorporation will be held of record and beneficially by the Corporation).

          NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take any and all actions required to reincorporate the Corporation under the laws of the State of Oklahoma, including without limitation, the forming of Chesapeake Oklahoma as a new transitory subsidiary, in accordance with the recitations set forth herein, the listing of the shares of Chesapeake Oklahoma on the New York Stock Exchange, the registration of such shares with the Securities and Exchange Commission and any state securities agency, the assumption by Chesapeake Oklahoma of all existing plans and registration statements of the Corporation and such other actions as may be necessary to the effect that the rights and obligations of Chesapeake Oklahoma will be virtually identical to the rights and obligations of the Corporation.

          WHEREAS, after the formation of Chesapeake Oklahoma, the Board of Directors deems it advisable and in the best interests of the Corporation and its shareholders that the Corporation merge with and into Chesapeake Oklahoma pursuant to Section 1083 of the Oklahoma General Corporation Act and Section 253 of the Delaware General Corporation Law (the "Merger") and immediately thereafter for Chesapeake Oklahoma to change its name to Chesapeake Energy Corporation; and

          WHEREAS, the Corporation and Chesapeake Oklahoma will hereinafter be know as the "Constituent Corporations;" and

          WHEREAS, the Board of Directors deems it advisable and in the best interests of the Corporation and its shareholders that the Corporation be merged with and into Chesapeake Oklahoma in the manner contemplated herein (the "Plan") and recommend that the Merger and the Plan be approved and adopted by the shareholders of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED, that the Constituent Corporations will be merged into a single corporation by the Corporation merging with and into Chesapeake Oklahoma, which will survive the Merger, pursuant to the provisions of Section 1083 of the Oklahoma General Corporation Act and

     Section 253 of the Delaware General Corporation Law. Upon such Merger, the separate existence of the Corporation will cease, and Chesapeake Oklahoma will become the owner, without transfer, of all rights and property of the Constituent Corporations, and will be subject to all the liabilities of the Constituent Corporations in the same manner as if Chesapeake Oklahoma had itself incurred such liabilities all as provided by the Oklahoma General Corporation Act.

          FURTHER RESOLVED, that, on the Effective Date of the Merger, which will be 5:00 p.m., CST, on December 31, 1996 (the "Effective Date of the Merger"), the Certificate of Incorporation and Bylaws of Chesapeake Oklahoma, as currently in effect, will be the Certificate of Incorporation and Bylaws of Chesapeake Oklahoma until they are duly amended, except that the name of Chesapeake Oklahoma will be changed to Chesapeake Energy Corporation.

          FURTHER RESOLVED, that on the Effective Date of the Merger, the directors and officers of the Corporation will become the directors and officers of Chesapeake Oklahoma until their successors are duly elected and qualified.

          FURTHER RESOLVED, that on the Effective Date of the Merger (i) each share of Chesapeake Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, will be converted into one share of Chesapeake Oklahoma Common Stock, (ii) each share of Chesapeake Oklahoma Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, will be cancelled and no payment will be made in respect thereof, and (iii) upon surrender of any certificates representing Chesapeake Common Stock, stock certificates representing Chesapeake Oklahoma Common Stock will be reissued to the holder thereof.

          FURTHER RESOLVED, that this Plan will be submitted to the shareholders of the Corporation for approval in the manner provided by applicable Oklahoma and Delaware law. After approval by the vote of the holders representing not less than a majority of the issued and outstanding shares of Chesapeake Common Stock entitled to vote on the Merger, the officers are, and each of them hereby is, authorized and directed to execute and file with the Secretary of State of the States of Oklahoma and Delaware a Certificate of Ownership and Merger and to make any such further filings as may be necessary to effectuate the Merger.

          FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to execute any and all agreements, documents or consents, and to take any and all actions deemed necessary or desirable to permit the consummation of the Merger as required by: (a) that certain Indenture dated as of March 31, 1994, as supplemented, among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee; (b) that certain Indenture dated as of May 15, 1995 among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee; and (c) that certain Indenture dated as of April 1, 1996 among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee. The execution by the officers, or any one of them, of any such document or agreement, or the doing by them of any act in connection with the foregoing matter, will conclusively establish their authority therefor from this Board and from the Corporation and the approval, ratification and adoption of any documents or agreements executed and any action taken.

          FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to execute and deliver on behalf of the Corporation all agreements and documents contemplated by the Plan, together with any and all documents and related agreements deemed necessary or desirable by said officer or officers to effectuate the foregoing, each in accordance with the recitations contained herein, and containing such further and different terms and conditions as said officer or officers will deem necessary or desirable to accomplish the objectives set forth herein, and further, that the execution by the officers, or any one of them, of any such document or agreement, or the doing by them of any act in connection with the foregoing matter, will conclusively establish their authority therefor from this Board and from the Corporation and the approval, ratification and adoption of any documents or agreements executed and any action taken.

     THIRD: The merger has been approved by a majority of the outstanding stock of the Corporation entitled to vote thereon at a meeting duly called and held after twenty days' notice of the purpose of the meeting mailed to each such stockholder at his address as it appears in the records of the Corporation.

     FOURTH: Chesapeake Oklahoma hereby agrees that it may be served with process in the state of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as for enforcement of any obligation of Chesapeake Oklahoma arising from the merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 6100 N. Western Avenue, Oklahoma City, OK 73118.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested to by its Secretary effective the
          day of           , 1996.

                                            CHESAPEAKE ENERGY CORPORATION

                                            By:

                                            ------------------------------------
                                                         President

ATTEST:

------------------------------------
Secretary

[SEAL]

                                                                       EXHIBIT B

                         CHESAPEAKE ENERGY CORPORATION
                             1996 STOCK OPTION PLAN

                         CHESAPEAKE ENERGY CORPORATION
                             1996 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I

     PURPOSE............................................................................    1

     SECTION 1.1  Purpose...............................................................    1

     SECTION 1.2  Establishment.........................................................    1

     SECTION 1.3  Shares Subject to the Plan............................................    1

     SECTION 1.4  Shareholder Approval..................................................    1

ARTICLE II

     DEFINITIONS........................................................................    1

ARTICLE III

     ADMINISTRATION.....................................................................    2

     SECTION 3.1  Administration of the Plan; the Committee.............................    2

     SECTION 3.2  Committee to Make Rules and Interpret Plan............................    3

ARTICLE IV

     GRANT OF OPTIONS...................................................................    3

ARTICLE V

     ELIGIBILITY........................................................................    4

ARTICLE VI

     STOCK OPTIONS......................................................................    4

     SECTION 6.1  Grant of Options......................................................    4

     SECTION 6.2  Conditions of Options.................................................    4

     SECTION 6.3  Options Not Qualifying as Incentive Stock Options.....................    6

ARTICLE VII

     STOCK ADJUSTMENTS..................................................................    6

ARTICLE VIII

     GENERAL............................................................................    7

     SECTION 8.1  Amendment or Termination of Plan

     SECTION 8.2  Acceleration of Otherwise Unexercisable Stock Options on Death,
                    Disability or Other Special Circumstances...........................    7

     SECTION 8.3  Nonassignability......................................................    7

     SECTION 8.4  Withholding Taxes.....................................................    7

                                                                                          PAGE
                                                                                          ----
     SECTION 8.5  Amendments to Options.................................................    7

     SECTION 8.6  Regulatory Approval and Listings......................................    7

     SECTION 8.7  Right to Continued Employment.........................................    8

     SECTION 8.8  Reliance on Reports...................................................    8

     SECTION 8.9  Construction..........................................................    8

     SECTION 8.10 Governing Law.........................................................    8

ARTICLE IX

     ACCELERATION OF OPTIONS UPON CORPORATE EVENT.......................................    8

     SECTION 9.1  Procedures for Acceleration and Exercise..............................    8

     SECTION 9.2  Certain Additional Payments by the Company............................    9

                                   ARTICLE I

                                    PURPOSE

     SECTION 1.1 Purpose. This Stock Option Plan is established by Chesapeake Energy Corporation (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options to Participants on the terms and subject to the conditions set forth in the Plan.

     SECTION 1.2 Establishment. The Plan is effective as of October 15, 1996 and for a period of 10 years from such date. The Plan will terminate on October 14, 2006, however, it will continue in effect until all matters relating to the exercise of Options and administration of the Plan have been settled.

     SECTION 1.3 Shares Subject to the Plan. Subject to Articles IV, VII and IX of this Plan, shares of stock covered by Options shall consist of Three Million (3,000,000) shares of Common Stock.

     SECTION 1.4 Shareholder Approval. The Plan shall be approved by the holders of a majority of the outstanding shares of Common Stock, present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Options under the Plan may be granted to Participants, but no such Options may be exercised prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Options shall be void.

                                   ARTICLE II

                                  DEFINITIONS

     SECTION 2.1  "Board" means the Board of Directors of the Company.

     SECTION 2.2 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

     SECTION 2.3 "Common Stock" means the common stock, par value $.10 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VII or Article IX of the Plan.

     SECTION 2.4 "Date of Grant" means the date on which the granting of an Option is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     SECTION 2.5 "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

     SECTION 2.6 "Eligible Employee" means any employee of the Company, a Subsidiary or a partnership or limited liability company which the Company controls.

     SECTION 2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     SECTION 2.8 "Executive Officer Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

     SECTION 2.9 "Fair Market Value" means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/National Market System, the closing price of the Common Stock on such stock exchange or exchanges or the NASDAQ/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

     SECTION 2.10 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

     SECTION 2.11 "Non-Executive Officer Participants" means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

     SECTION 2.12 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     SECTION 2.13 "Option" means an Option granted under Article VI of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

     SECTION 2.14 "Option Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Option in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     SECTION 2.15 "Participant" means an Eligible Employee to whom an Option has been granted by the Committee under the Plan.

     SECTION 2.16 "Plan" means the Chesapeake Energy Corporation 1996 Stock Option Plan.

     SECTION 2.17 "Regular Stock Option Committee" means a committee designated by the Board which shall consist of not less than two members of the Board.

     SECTION 2.18 "Special Stock Option Committee" means a committee designated by the Board which shall consist of not less than two members of the Board who meet the definition of "non-employee directors" pursuant to Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act.

     SECTION 2.19 "Subsidiary" shall have the meaning set forth in Section 424 of the Code.

                                  ARTICLE III

                                 ADMINISTRATION

     SECTION 3.1 Administration of the Plan; the Committee. For purposes of administration, the Plan shall be deemed to consist of two separate stock option plans, a "Non-Executive Officer Participant Plan" which is limited to Non-Executive Officer Participants and an "Executive Officer Participant Plan" which is limited to Executive Officer Participants. Except for administration and the category of Participants eligible to receive Options, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical.

     The Non-Executive Officer Participant Plan shall be administered by the Regular Stock Option Committee and the Executive Officer Participant Plan shall be administered by the Special Stock Option Committee. Accordingly, with respect to decisions relating to Non-Executive Officer Participants, including the grant of Options, the term "Committee" shall mean only the Regular Stock Option Committee; and, with respect to all decisions relating to the Executive Officer Participants, including the grant of Options, the term "Committee" shall mean only the Special Stock Option Committee.

     Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Participants to be granted Options.

          (b) Determine the time or times when Options will be granted.

          (c) Determine the form of an Option, whether an Incentive Stock Option or a Nonqualified Stock Option, the number of shares of Common Stock subject to the Option, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Option, including the time and conditions of exercise or vesting, and the terms of any Option Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting under certain circumstances determined by the Committee.

          (d) Determine whether Options will be granted singly or in combination.

          (e) Accelerate the vesting or exercise of an Option when such action or actions would be in the best interest of the Company.

          (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Options granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV

                                GRANT OF OPTIONS

     The Committee may, from time to time, grant Options to one or more Participants, provided, however, that:

          (a) Subject to Article VII, the aggregate number of shares of Common Stock made subject to the grant of Options to any Participant in any fiscal year of the Company may not exceed 500,000.

          (b) Any shares of Common Stock related to Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.

          (d) Common Stock delivered by the Company upon exercise of an Option under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

          (e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

          (f) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.

                                   ARTICLE V

                                  ELIGIBILITY

     Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Employees those to whom Options shall be granted and shall determine the type or types of Options to be granted and shall establish in the related Option Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Options in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

                                   ARTICLE VI

                                 STOCK OPTIONS

     SECTION 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Option Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

     SECTION 6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

          (a) Exercise Price. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Nonqualified Stock Option shall be granted at an exercise price which is less than 75% of the Fair Market Value of the Common Stock on the Date of Grant.

          (b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price;
     (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise of the Option shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price; or (iv) a combination of the foregoing. In addition to the foregoing, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the premature disposition of such shares and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise.

          (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Option Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

          (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option;
     (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries or a partnership or limited liability company which is controlled by the Company, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture;
     (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company of specified performance criteria.

          (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall not be granted to directors who are not also Eligible Employees, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than

     100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, the requirement that Incentive Stock Options be granted only to Eligible Employees of the Company or a Subsidiary, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options as provided under Section 6.3 of this Plan. No Incentive Stock Options shall be granted to any Eligible Employee if, immediately before the grant of an Incentive Stock Option, such Eligible Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

          (f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

          (g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

     SECTION 6.3 Options Not Qualifying as Incentive Stock Options. With respect to all or any portion of any Option granted under this Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. Further, this Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) which are required to provide that all Incentive Stock Options granted hereunder shall be "incentive stock options" described in
Section 422 of the Code. Further, in the event that the Committee grants Incentive Stock Options under this Plan to a Participant, and, in the event that the applicable limitation contained in Section 6.2(e) herein is exceeded, then, such Incentive Stock Options in excess of such limitation shall be treated as Nonqualified Stock Options under this Plan subject to the terms and provisions of the applicable Option Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Options as Nonqualified Stock Options.

                                  ARTICLE VII

                               STOCK ADJUSTMENTS

     Subject to the provision of Article IX of this Plan, in the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 1.3 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Option relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Option relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Option immediately prior to exercise of such Option.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                  ARTICLE VIII

                                    GENERAL

     SECTION 8.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VII); provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Company, such approval is required by any Federal or state law or any regulations or rules promulgated thereunder.

     SECTION 8.2 Acceleration of Otherwise Unexercisable Stock Options on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability; (ii) the personal representative of a deceased Participant; or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the shares subject to any unvested Option on the date of the Participant's death, termination of his employment due to a Disability, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant, shall automatically have the right to exercise such vested Options within three months of such date of termination of employment or one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant.

     SECTION 8.3 Nonassignability. No Option shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfer by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof, shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Option involved in such attempt.

     SECTION 8.4 Withholding Taxes. A Participant may pay the amount of taxes required by law upon the exercise of an Option (i) in cash; (ii) by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes; or (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant upon exercise of the Option shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes.

     SECTION 8.5 Amendments to Options. The Committee may at any time unilaterally amend the terms of any Option Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent.

     SECTION 8.6 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the Effective Date, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Options hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock subject to Options prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

          (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

          (c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 8.7 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary or any partnership or limited liability company controlled by the Company. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Option.

     SECTION 8.8 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     SECTION 8.9 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     SECTION 8.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

                                   ARTICLE IX

                  ACCELERATION OF OPTIONS UPON CORPORATE EVENT

     SECTION 9.1 Procedures for Acceleration and Exercise. If the Company shall, pursuant to action by the Board, at any time proposes to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than forty days prior to the anticipated effective date of the proposed transaction, and his Option shall become 100% vested and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his Option to purchase any or all of the Common

Stock then subject to such Option. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Section 9.1, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Section 9.1, and the vesting schedule set forth in the Participant's Option Agreement shall be reinstituted, as of the date of such abandonment.

     SECTION 9.2 Certain Additional Payments by the Company. The Committee may, in its sole discretion, provide in any Option Agreement for certain payments by the Company in the event that acceleration of vesting of any Option under the Plan is considered a payment by the Company (a "Payment") subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, interest and penalties, collectively, the "Excise Tax"). An Option Agreement may provide that the Participant shall be entitled to receive a payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

--------------------------------------------------------------------------------

                                   P R O X Y

                         CHESAPEAKE ENERGY CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 13, 1996
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Aubrey K. McClendon and Tom L. Ward, or either of them, with full power of substitution, proxies to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on Friday, December 13, 1996, at 10:00 a.m., local time, and at any adjournment thereof, as follows:

1. Election of Directors       [ ] FOR election of both nominees listed     [ ] WITHHOLD AUTHORITY to vote for both nominees
                                   below
                                             Aubrey K. McClendon and Shannon T. Self
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, CROSS OUT THE NOMINEE'S NAME.)


2. Approval of proposal to change the Company's state of incorporation from Delaware to Oklahoma and (i) merge the Company with and into Chesapeake Oklahoma Corporation, the Company's wholly-owned subsidiary, (ii) increase the authorized capital of the Company to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, and (iii) make certain other changes relating to the reincorporation as described in the accompanying Proxy Statement

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. Approval of proposals to amend the Company's 1992 Nonstatutory Stock Option Plan, the Company's 1994 Stock Option Plan and to adopt the new 1996 Stock Option Plan
               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

4. In their discretion, upon any other matters that may properly come before the meeting or any adjournment thereof.


Unless otherwise directed, this proxy will be voted for both nominees and for Items 2 and 3.


PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

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

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                                            ------------------------------------

                                            ------------------------------------
                                               Signature(s) of Shareholder(s)

                                            Date ________________________ , 1996

                                            IMPORTANT: Please date this proxy
                                            and sign exactly as your name
                                            appears on your stock
                                            certificate(s). If stock is held
                                            jointly, signature should include
                                            both names. Executors,
                                            administrators, trustees, guardians
                                            and others signing in a
                                            representative capacity, please give
                                            your full titles.

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